Exhibit 99.2

4Q24 Financial Earnings February 20, 2025

2 This presentation includes forward-looking statements that are subject to risks and uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast” and other words and terms of similar meaning. Forward-looking statements include, but are not limited to, guidance regarding 2025 financial and operational results and our ability to execute our 2025 strategic goals supporting the guidance, including the planned acceleration of our fiber deployment and our ability to increase our fiber penetration; the number of households or locations that we may be able to serve generally and related to funding from various current or future state and federal broadband programs, public-private partnerships with government entities, the Rural Digital Opportunity Fund, and the BEAD program; opportunities related to strategic sales, products, and strategic revenue growth across our business units; expectations regarding expense management activities, and the timing and benefit of such activities; statements regarding possible benefits and opportunities related to the proposed transaction with Until Group, Inc., announced publicly in May 2024; and any other statements regarding plans, objectives, expectations and intentions and other statements that are not historical facts. These statements, along with other forward-looking statements regarding Windstream’s overall business outlook, are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events, performance, or results. Actual future events and results may differ materially from those expressed in these forward-looking statements as the result of a number of important factors. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to increased competitive pressures as state and federal broadband funding programs provide opportunities for new entrants in our markets, or prefer municipal cooperatives, leading to possible overbuilding of our network; our ability to, and the extent to which, we participate in broadband funding programs, such as BEAD, and are able to successfully secure funding via competitive bidding processes over competitors; the uncertainty surrounding the BEAD program in light of increased focus on the program by members of the federal legislative and executive branches, including changes to the program, timing of implementation of the program or in what form the program continues; the effect of any changes in federal or state governmental regulations or statutes or new requirements or restrictions contained in executive orders that could impact our business or the business of our customers; uncertainty created in the federal Universal Service Fund program based on the pending legal case at the U.S. Supreme Court, including possible impact on future funding under the Rural Digital Opportunity Fund; increased oversight or enforcement activities by state or federal agencies, particularly based on our status as a federal and state government contractor; that the proposed transaction with Uniti Group, Inc., could cause distraction by management and an allocation of resources that otherwise would have been attributed to the business; risks and uncertainties from cost pressures, tariffs, trade disputes, or inflation on our business or on our customers’ communications and payment decisions and on the business of our vendors; adverse economic, political or market conditions related to foreign wars or unrest, political upheaval epidemics, pandemics, or disease outbreaks, and the impact of these conditions on our business operations and financial position and on our customers; any supply chain impact from tariffs or trade disputes on our vendors that may impact our business operations and our customers’ ability to operate their business; that the expected benefits of cost and expense management activities are not realized or adversely affect our sales and operations or are otherwise disruptive to our business and personnel; the impact of new, emerging, or competing technologies and our ability to utilize these technologies to provide services to our customers; and general U.S. and worldwide economic conditions and related uncertainties. Windstream does not undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

3 Paul Sunu Chief Executive Officer Drew Smith Chief Financial Officer & Treasurer Genesis White VP, Investor Relations & Assistant Treasurer

4 & Announced Merger with Uniti, bringing the network and operations back together and creating further opportunities to accelerate growth Completed multiple refinancing transactions that improved Windstream's debt maturity profile by several years and funded our expanded build plan in 2025 Achieved Adjusted EBITDAR and Free Cash Flow Guidance Increased fiber coverage by 11% year-over-year, resulting in 1.6 million consumer premises passed and representing 37% fiber coverage of our Kinetic markets Grew Fiber Subscribers by 16% year-over-year, resulting in approximately 450K fiber customers and 27% fiber penetration Continued execution of our Enterprise transformation strategy, which is shifting away from legacy revenues and towards our Strategic and Advanced IP Products, which now represent 91% of Enterprise Service Revenues(1) Generated solid Wholesale strategic revenue performance highlighted by high demand from carriers, content providers and hyperscalers (1) Excludes end-user surcharges and is based on 4Q24 results on an annualized basis.

5 Consumer Fiber Expansion (1 Gbps Consumer Premises Passed by Type) Extending our Fiber Coverage 167K new consumer premises added in 2024 37% coverage of consumer households was achieved by year end (1) Calculated using Fiber Subscriber revenue, less standard modem rental charge of $10.99 per month. 2022 2023 2024 Strategic PPP RDOF Consumer Fiber Subscribers Consumer Fiber Revenue and ARPU 1,626 1,237 1,459 287 383 446 23.2% 26.3% 27.4% 2022 2023 2024 Ending Fiber Subscribers Penetration Rate $201 $321 $408 $63.39 $68.74 $71.07 2022 2023 2024 Fiber Subscriber Revenue Fiber ARPU(1) Fiber Broadband Adds Continue Ended year with 446K consumers on 1G capable facilities, up 62K from 2023 Fiber penetration of 27.4%, an improvement of 110 basis points year-over-year Strong Fiber Revenue and ARPU Trends Fiber Subscriber Revenue grew 27% year-over-year driven by strong adoption of our FTTH facilities Fiber ARPU of $71.07 grew 3% year-over-year

18% 25% 28% 24% 29% 26% 2021 2022 2023 Newest Fiber Cohorts Are Showing Strong Penetration Early Note: Cohort penetration reflects consumers on 1G capable facilities, within the respective cohort, at the 12-month (Year 1 Penetration), 24-month (Year 2 Penetration), and 36-month (Year 3 Penetration) anniversary of the cohort being launched summarized by year. Cohort Penetration Through Year 3 6 Year 1 Penetration Year 2 Penetration Year 3 Penetration 40% Target Penetration Over a 4 Year Period Performance from program is driving strong results in newer cohorts initiative launched in 2024, with further scaling in 2025, is reinvigorating penetration progress in our older cohorts

7 Be the PREMIER broadband provider Be the INNOVATIVE wholesale leader OPERATIONS & SUPPORT Be the unwavering foundation that aligns, nurtures and enables us to be our best Focus o diversity and inclusion Forge Ahead With Fiber Fortify Our High-Quality Focus Foster Healthy Customer Connections Pave the way for future generations to thrive in a digital world Meet evolving customer needs and capture greater market share Develop stronger customer relationships (inside and outside) founded on trust and driven by collaboration

1.2M 1.5M 1.6M 2.0M 2022A 2023A 2024A 2025E +15% CAGR 8 287K 383K 446K ~550K 2022A 2023A 2024A 2025E +25% CAGR 28% Fiber Penetration Accelerate fiber deployment to reach 43% coverage and improve fiber penetration to 28% Consumer Fiber Premises Passed Consumer Fiber Subscribers IN 2025 WE WILL: 43% Fiber Coverage

Financial Overview 2023 2023 2023 2023 2023 2024 2024 2024 2024 2024 Q1 Q2 Q3 Q4 YE Q1 Q2 Q3 Q4 YE Revenue and Sales Kinetic Market $ 536 $ 537 $ 530 $ 540 $ 2,143 $ 547 $ 529 $ 512 $ 503 $ 2,091 Enterprise Market 371 338 346 314 1,369 316 287 279 261 1,143 Wholesale Market 113 106 115 103 437 114 100 112 102 428 Service Revenue $ 1,019 $ 980 $ 991 $ 958 $ 3,948 $ 977 $ 916 $ 903 $ 866 $ 3,661 Product & Fiber Sales 8 11 11 9 39 24 11 13 9 57 Total Revenue and Sales $ 1,027 $ 991 $ 1,002 $ 967 $ 3,987 $ 1,001 $ 926 $ 916 $ 875 $ 3,718 Expenses Direct Segment Expenses $ 363 $ 358 $ 363 $ 337 $ 1,421 $ 343 $ 326 $ 321 $ 317 $ 1,308 Network Access & Facilities 132 129 127 118 505 111 109 105 101 426 Shared Network & Operations 79 75 75 72 302 70 64 66 65 264 Information Techology/Shared Corporate 73 69 68 60 271 71 65 64 64 264 Total Expenses $ 647 $ 631 $ 632 $ 588 $ 2,499 $ 595 $ 565 $ 556 $ 547 $ 2,262 Adjusted EBITDAR $ 380 $ 360 $ 370 $ 379 $ 1,488 $ 406 $ 362 $ 361 $ 328 $ 1,457 Adjusted EBITDAR Margin % 37.0% 36.3% 36.9% 39.2% 37.3% 40.6% 39.1% 39.4% 37.5% 39.2% (Dollars in Millions) 9 (1) 1Q24 and 4Q24 Adjusted EBITDAR excluding gain on sale of IPv4 assets (1)

$0 $0 $… $0 $2,200 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 2025 2026 2027 2028 2029 2030 2031 $475 Debt Maturity as of November 10, 2022 Revolver Draw Note: Available capacity under credit facility excludes outstanding letters of credit of $184 million of which $152.5 million was issued to Universal Service Administrative Company as a condition for Windstream receiving RDOF funding Effective September 21, 2024, the borrowing capacity under the credit facility decreased from $500 million to $475 million. Net Liquidity Net Debt to Adjusted EBITDA 10 Undrawn Revolver Term Loan 8.25% Sr First Lien Notes Ended 4Q with and $500 Debt Maturity as of December 31, 2024

11 (all $ in millions) 2024 Results 2025 Guidance Adjusted EBITDAR(1) $1,457M Approximately $1.4B Cash Interest $207M Approximately $230M Capex $884M Approximately $1.1B Kinetic Consumer Subscriber Revenue (2.9%) Low-single digit growth y/y (1) Excluding impact of non-core operating asset sales during the period.

Quarterly supplemental schedules (Pro Forma) Appendix 12

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